EXHIBIT 99.2

Upexi Joins Webull Corporate Connect Service Platform

Enables Upexi to build a community and foster relationships with Webull’s 24 million registered users

Connect with the Company on Webull here

TAMPA, FL – June 9, 2025 – Upexi, Inc. (NASDAQ: UPXI), a brand owner specializing in the development, manufacturing, and distribution of consumer products with diversification into the cryptocurrency space, today announced joining the Webull Corporate Connect Service (CCS) platform to increase engagement and transparency with investors.

Upexi’s portal on the Webull Corporate Connect Service provides a direct communication channel for shareholders and potential investors, reinforcing the Company's commitment to engaging with the investment community. Through Webull, Upexi will share timely updates, including company news, earnings reports, presentations, and other key announcements.

“At Upexi, transparent and consistent communication with our shareholders and prospective investors is a top priority. As we continue to execute on key initiatives and drive growth across the business, we recognize the importance of increasing visibility, market awareness, and community,” said Allan Marshall, CEO of Upexi. “Adding the Webull platform to our investor communications strategy allows us to meet retail investors where they are, providing real-time updates and engagement through a platform they actively use.”

To stay up to date on Upexi’s recent developments on the Webull Corporate Connect Service platform, current Webull users can follow UPXI from the app on their smartphone or tablet device. To download the app and register for your free Webull account, visit www.webull.com/trading-platforms.

About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. The Company has entered the cryptocurrency industry and cash management of assets through a cryptocurrency portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow Upexi on X - https://twitter.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/marshall_a22015

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

About Webull Financial

Webull Corporation owns and operates Webull, a leading digital investment platform built on next-generation global infrastructure. Through its global network of licensed brokerages, Webull offers investment services in 14 markets across North America, Asia Pacific, Europe, and Latin America. Webull serves more than 24 million registered users globally, providing retail investors with 24/7 access to global financial markets. Users can put investment strategies to work by trading global stocks, ETFs, options, futures, and fractional shares through Webull's trading platform, which seamlessly integrates market data and information, its user community, and investor education resources. Learn more at www.webullcorp.com.

Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email:Brian.Rudick@upexi.com

Phone: (216) 347-0473

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254